--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        CENTURY BUSINESS SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CENTURY BUSINESS SERVICES, INC.
                  6480 ROCKSIDE WOODS BLVD., SOUTH, SUITE 330
                              CLEVELAND, OH 44131

                                 April 10, 2000

Dear Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of Century Business Services, Inc. which will be held on Friday, May 12, 2000, at 11:30 a.m., at The Holiday Inn - Grand Ballroom, 6001 Rockside Road, Independence, Ohio 44131.

     The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

     We encourage your participation at this meeting. Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please review the proxy statement and sign, date and return your proxy card in the enclosed envelope as soon as possible.

     If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request.

     We appreciate your confidence in Century Business Services, Inc. and look forward to the chance to visit with you at the meeting.

                                          Very truly yours,

                                          CENTURY BUSINESS SERVICES, INC.

                                          /s/ Michael G. DeGroote

                                          Michael G. DeGroote, Chairman of the
                                          Board

                        CENTURY BUSINESS SERVICES, INC.
                  6480 ROCKSIDE WOODS BLVD., SOUTH, SUITE 330
                             CLEVELAND, OHIO 44131

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 2000

TO THE STOCKHOLDERS OF CENTURY BUSINESS SERVICES, INC.:

     The Annual Meeting of Stockholders of Century Business Services, Inc. ("Century") will be held on Friday, May 12, 2000, at 11:30 a.m., at The Holiday Inn - Grand Ballroom, 6001 Rockside Road, Independence, Ohio 44131, for the following purposes:

     1. to elect a class of two (2) directors to the Board of Century with terms expiring at the Annual Meeting in 2003;

     2. to ratify the appointment of KPMG LLP as Century's independent accountants for 2000; and

     3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record on March 31, 2000 will be entitled to vote at the meeting.

     You are cordially invited to attend the Annual Meeting. Your vote is important. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED. The envelope enclosed requires no postage if mailed within the United States. If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request.

                                          By Order of the Board of Directors,

                                          /s/ Barbara A. Rutigliano

                                          Barbara A. Rutigliano, Corporate
                                          Secretary

Cleveland, Ohio
April 10, 2000

             PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Voting Rights and Solicitation..............................      3
Proposal No. 1 - Election of Directors......................      4
Proposal No. 2 - Ratification of Appointment of Independent
  Accountants...............................................      5
Security Ownership of Certain Beneficial Owners and
  Management................................................      6
Executive Compensation......................................     10
Certain Relationships and Related Transactions..............     11
Stockholder Return Performance Presentation.................     12
Section 16(a) Beneficial Ownership Reporting Compliance.....     13
Stockholder Proposals.......................................     13
Expenses of Solicitation....................................     13
Other Matters...............................................     13

                        CENTURY BUSINESS SERVICES, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Century Business Services, Inc. ("Century") of proxies to be voted at the Annual Meeting of Stockholders to be held on Friday, May 12, 2000, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this proxy statement and accompanying form of proxy to stockholders will commence on or about April 10, 2000.

                         VOTING RIGHTS AND SOLICITATION

     Shares represented by properly executed proxies received on behalf of Century will be voted at the meeting in the manner specified therein. If no instructions are specified in a proxy returned to Century, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed proxy, and in favor of the appointment of KPMG LLP as independent accountants for 2000. Any proxy may be revoked by the person giving it at any time prior to being voted by attendance at the meeting or submitting a subsequently signed and dated proxy.

     Mr. Rick L. Burdick and Mr. Hugh P. Lowenstein are designated as proxy holders in the proxy card. They will vote for the election as directors of Mr. Michael G. DeGroote and Mr. Harve A. Ferrill who have been proposed by the Board of Directors, and for the ratification of the appointment of KPMG LLP as Century's independent accountants for 2000. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. The Board of Directors knows of no other matters to be presented at the meeting.

     Century's Annual Report on Form 10-K for the year ended December 31, 1999, including financial statements and a Letter to Shareholders (the "Annual Report"), is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

     The Board of Directors established March 31, 2000 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, Century had 95,423,629 shares of voting common stock issued and outstanding. The common stock is the only class of capital stock Century has outstanding. Holders of Century common stock do not have preemptive rights. Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present for the transaction of business. Abstentions are counted in tabulations, but not as an affirmative vote, of the votes cast on proposals presented to stockholders. Broker non-votes, on the other hand, are not counted for purposes of determining whether a proposal has been approved. The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary for the election of directors and for approval of any other matter scheduled for vote.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Century's Certificate of Incorporation divides the Board of Directors into three classes of directors, with one class to be elected for a three-year term at each annual meeting of stockholders. The Board of Directors currently consists of six members. If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2003, or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of another person as may be nominated by the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the election of the nominees for election as directors listed below.

                        DIRECTORS STANDING FOR ELECTION

                                                                            EXPIRATION OF
                                                                              PROPOSED
                           NAME                             AGE    SINCE        TERM
                           ----                             ---    -----    -------------
Michael G. DeGroote.......................................  66     1995         2003
Harve A. Ferrill..........................................  67     1996         2003

                         DIRECTORS WHOSE TERMS CONTINUE

                                                                           EXPIRATION OF
                          NAME                             AGE    SINCE    CURRENT TERM
                          ----                             ---    -----    -------------
Rick L. Burdick..........................................  48     1997         2001
Hugh P. Lowenstein.......................................  69     1997         2001
Richard C. Rochon........................................  42     1996         2002
Joseph S. DiMartino......................................  56     1997         2002

     Set forth below is biographical information for the individuals nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR DIRECTORS

     Michael G. DeGroote has served as the Chairman of the Board of Directors of Century since April 1995. Mr. DeGroote also served as Chief Executive Officer and President of Century from April 1995 until October 1996 and from November 1997 to April 1999. Since April 1999 Mr. DeGroote has served as CEO. Mr. DeGroote served as Chairman of the Board, President and Chief Executive Officer of Republic Industries, Inc., now known as AutoNation, Inc., from May 1991 until August 1995. Mr. DeGroote founded Laidlaw Inc., a Canadian waste services and transportation Century in 1959. In 1988, Mr. DeGroote sold his controlling interest in Laidlaw to Canadian Pacific Limited. Mr. DeGroote served as President and Chief Executive Officer of Laidlaw from 1959 until 1990. Mr. DeGroote currently serves on the Board of Directors of AutoNation, Inc.

     Harve A. Ferrill has served as a Director of Century since October 1996, when he was elected as an outside director. Mr. Ferrill has served as Chief Executive Officer of Advance Ross Corporation, a company that provides tax refunding services ("ARC"), since 1991. Mr. Ferrill served as President of ARC from 1990 to 1993, and as Chairman of the Board from 1992 to 1996. Since 1996 ARC is a wholly-owned subsidiary of Cendant Corporation. Mr. Ferrill has served as President of Ferrill-Plauche Co., Inc., a private investment company, since 1982. Mr. Ferrill also serves on the Board of Directors of Gaylord Container Corporation.

CONTINUING DIRECTORS

     Rick L. Burdick has served as a Director of Century since October 1997, when he was elected as an outside director. Mr. Burdick has been a partner at the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. since April 1988. Mr. Burdick also serves on the Board of Directors of AutoNation, Inc.

     Hugh P. Lowenstein has served as a Director of Century since March 1997, when he was elected as an outside director. Mr. Lowenstein has served as the Founder and Chief Executive Officer of Shore Capital Ltd. (Bermuda), a consulting and investment advisory firm, since 1994. Mr. Lowenstein served as a Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation from 1987 to 1994. Mr. Lowenstein also served on the Board of Directors of Terra Nova (Bermuda) Holdings Ltd.

     Joseph S. DiMartino has served as a Director of Century since November 1997, when he was elected as an outside director. Mr. DiMartino has been Chairman of the Board of The Dreyfus Family of Mutual Funds since January 1995. Mr. DiMartino served as President, Chief Operating Officer and Director of The Dreyfus Corporation from October 1982 until December 1994 and was also a director of Mellon Bank Corporation. Mr. DiMartino also serves on the Boards of Directors of Quikcat.com; Health Plan Services Corporation; Carlyle Industries, Inc.; and the Muscular Dystrophy Association.

     Richard C. Rochon has served as a Director of Century since October 1996, when he was elected as an outside director. Mr. Rochon has served since 1988 as President of Huizenga Holdings, Inc., a management and holding company for diversified investments in operating companies, joint ventures, and real estate, on behalf of its owner, Mr. H. Wayne Huizenga. Mr. Rochon also has served as a director since September 1996 and as President and Vice Chairman of Boca Resorts, Inc., the owner and operator of luxury resort properties, since April 1997. From 1985 until 1988, Mr. Rochon served as Treasurer of Huizenga Holdings, Inc. and from 1979 until 1985, he was employed as a certified public accountant by the international public accounting firm of Coopers & Lybrand, L.L.P.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 2 ON PROXY CARD)

     The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends the appointment of KPMG LLP, independent accountants, to audit the consolidated financial statements of Century and its subsidiaries for the year ending December 31, 2000. This appointment was made subject to the approval of Century's stockholders. KPMG LLP has been serving Century in this capacity since 1997. Century has been advised that no member of KPMG LLP has any direct financial interest or material indirect financial interest in Century or any of its subsidiaries or, during the past three years, has had any connection with Century or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Charles D. Hamm, Jr., Century's Sr. Vice President and Chief Financial Officer, was previously a partner with KPMG LLP.

     Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the ratification by the stockholders of this appointment.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table shows the beneficial ownership of Century common stock as of March 31, 2000, by (1) each person known by Century to own beneficially 5% or more of Century's common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table (see "Executive Compensation") and (4) all directors and executive officers of Century as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                      NAME AND ADDRESS                         BENEFICIAL       PERCENT
                   OF BENEFICIAL OWNER(1)                     OWNERSHIP(2)      OF CLASS
                   ----------------------                     ------------      --------
Michael G. DeGroote(3)......................................   16,023,138(4)     16.46%
Huizenga Investments L.P.(5)................................    7,644,444(6)      7.83%
Rick L. Burdick.............................................       59,034(7)         *
Joseph S. DiMartino.........................................       85,000(8)         *
Harve A. Ferrill............................................       63,000(9)         *
Hugh P. Lowenstein..........................................       89,000(10)        *
Richard C. Rochon...........................................      161,110(11)        *
Douglas R. Gowland..........................................      328,900(12)        *
Jerome P. Grisko, Jr........................................      113,400(13)        *
Charles D. Hamm, Jr.........................................       82,800(14)        *
John J. Hopkins.............................................       12,900(15)        *
Brad A. Newman..............................................       18,000(16)        *
Robert A. O'Byrne...........................................      203,910(17)        *
All directors and executive officers as a group (12
  persons)..................................................   17,240,192        17.59%
Total Shares Outstanding 95,423,629

---------------

 * Less than 1%

 (1) Except as otherwise indicated in the notes below, the mailing address of each entity, individual or group named in the table is 6480 Rockside Woods Blvd., South, Suite 330, Cleveland, OH 44131, and each person named has sole voting and investment power with respect to the shares of common stock beneficially owned by such person.

 (2) Share amounts and percentages shown for each person in the table are adjusted to give effect to shares of common stock that are not outstanding but may be acquired upon exercise of all options and warrants exercisable within 60 days of March 31, 2000. Such shares of common stock are not deemed to be outstanding, however, for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

 (3) Mr. Michael G. DeGroote beneficially owns his shares of common stock through Westbury (Bermuda) Ltd., a Bermuda corporation controlled by him. Westbury (Bermuda) Ltd. is located at Victoria Hall, 11 Victoria Street, P.O. Box HM 1065, Hamilton, HMEX Bermuda.

 (4) Consists of 14,123,138 shares of common stock owned of record by Westbury (Bermuda) Ltd., and 1,900,000 shares of common stock that Westbury (Bermuda) Ltd. has the right to acquire upon exercise of outstanding warrants.

 (5) The address of Huizenga Investments Limited Partnership, a limited partnership controlled by Mr. H. Wayne Huizenga, is 450 E. Las Olas Blvd., Suite 1500, Fort Lauderdale, Florida 33301.

 (6) Consists of 5,422,222 shares of common stock owned of record by Huizenga Investments Limited Partnership, and 2,222,222 shares of common stock that Huizenga Investments Limited Partnership has the right to acquire upon exercise of outstanding warrants.

 (7) Consists of 9,034 shares of common stock and options to purchase 50,000 shares of common stock granted under the Century Employee's Stock Option Plan (the "Century Option Plan").

 (8) Consists of 35,000 shares of common stock and options to purchase 50,000 shares of common stock granted under the Century Option Plan.

 (9) Consists of 7,500 shares of common stock owned of record by The Harve A. Ferrill Trust U/A 12/31/69; 5,500 shares of common stock issuable upon the exercise of outstanding warrants owned of record by Mr. Ferrill's Trust and options to purchase 50,000 shares of common stock granted under the Century Option Plan.

(10) Consists of 39,000 shares of common stock owned of record by Mr. Lowenstein and options to purchase 50,000 shares of common stock granted under the Century Option Plan.

(11) Consists of 55,555 shares of common stock; 55,555 shares of common stock issuable upon the exercise of outstanding warrants owned of record by WeeZor I Limited Partnership, a limited partnership controlled by Mr. Rochon, and options to purchase 50,000 shares of common stock granted under the Century Option Plan.

(12) Consists of 123,100 shares of common stock; 38,000 shares of common stock issuable upon the exercise of outstanding warrants owned of record by Mr. Gowland and options to purchase 167,800 shares of common stock granted under the Century Option Plan.

(13) Consists of options to purchase 113,400 shares of common stock granted under the Century Option Plan.

(14) Consists of 55,000 shares of common stock and options to purchase 27,800 shares of common stock granted under the Century Option Plan.

(15) Consists of 1,000 shares of common stock and options to purchase 11,900 shares of common stock granted under the Century Option Plan.

(16) Consists of 15,000 shares of common stock and options to purchase 3,000 shares of common stock granted under the Century Option Plan.

(17) Consists of 154,100 shares of common stock and options to purchase 7,800 shares of common stock granted under the Century Option Plan held in Mr. O'Byrne's name and 42,010 shares of common stock held by a limited company in which Mr. O'Byrne has a 25% interest.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met four times in person, conducted four telephonic meetings and took actions by unanimous written consent in lieu of meeting seven times during 1999. Each director attended in person all regular meetings of the Board of Directors and the committees on which such director served, with the exception of Mr. DiMartino who missed two regular meetings and Mr. Ferrill who missed one.

     Committees of the Board of Directors. The Board of Directors had an Audit Committee, a Compensation Committee and an Executive Management Committee active during 1999. The following is a description of the committees of the Board of
Directors:

     The members of the Audit Committee are Messrs. Burdick, Ferrill (Chairman) and Rochon. The Audit Committee met three times in person and conducted two telephonic meetings during 1999. The Audit Committee recommends the independent accountants appointed by the Board of Directors and reviews issues raised by the accountants as to the scope of their audit and their audit report, including questions and recommendations that arise relating to Century's internal accounting and auditing control procedures.

     The members of the Compensation Committee are Messrs. Ferrill, Lowenstein (Chairman) and Rochon. The Compensation Committee took actions by unanimous written consent in lieu of meeting four times during 1999. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to compensation of Century's executive officers, including salary, bonus and benefits. The Compensation Committee also administers Century's stock option plans.

     The members of the Executive Management Committee are Messrs. DeGroote, Hamm and Grisko. The Executive Management Committee, formed in February of 1998, reviews and approves the acquisition of complementary businesses within guidelines set by the Board of Directors. During 1999, the Executive Management Committee took actions by unanimous written consent in lieu of meeting thirty-six times.

DIRECTOR COMPENSATION

     Directors who are employees of Century are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees. Directors who are not employees of Century receive a $15,000 annual retainer fee, as well as a fee of $1,000 for each meeting of the Board of Directors attended in person. In addition, directors who are committee members receive a fee of $500 for each committee meeting attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Ferrill, Lowenstein and Rochon. They are neither officers nor employees of Century. There are no compensation committee interlock relationships with respect to Century.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors monitors the compensation of the Chief Executive Officer of Century and the other officers named in the Executive Summary Compensation Table. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting.

  Compensation Philosophy

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for Century. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of Century, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation.

     Century's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of Century's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, Century's financial performance, the market compensation for executives of similar background and experience and the performance of the executive officer under consideration. The particular elements of Century's compensation programs for executive officers are described below.

  Compensation Structure

     Mr. DeGroote, the Chairman of the Board and Chief Executive Officer of Century during 1999, has elected not to receive any compensation for his services provided to Century. Mr. DeGroote's substantial stock position in Century assures us of his close identification with the interests of Century's stockholders.

     With the exception of Mr. DeGroote, the executive base compensation for executive officers of Century is intended to be competitive with that paid in comparably-sized, publicly held companies in the outsourced business services industry that are growing aggressively, taking into account the scope of responsibilities and internal relationships. The goals of the Compensation Committee in establishing Century's executive compensation program are:

          (1) To fairly compensate the executive officers of Century and its subsidiaries for their contributions to Century's short-term and long-term performance. The elements of Century's executive compensation program are
     (a) annual base salaries, (b) annual bonuses, if any, and (c) equity incentives.

          (2) To allow Century to attract, motivate and retain the management personnel necessary to Century's success by providing an executive compensation program comparable to that offered by comparably-sized companies in the outsourced business services industry.

     Individual base salaries are based on the scope of the executive's responsibilities, a subjective evaluation of the executive's performance, including the performance of the business for which such executive is responsible, the executive's ability to network, ability to influence, leadership potential and loyalty, and the length of time the executive has been in the position. In recruiting executives, the potential executive's salary in his or her current position is used as an immediate benchmark. Annual cash bonuses are not typically given to executives. If given, however, annual cash bonuses are based on the financial performance of the company and the executive's individual job performance. Century prefers to award equity incentives to executives, typically in the form of stock options. Stock options are granted by the Compensation Committee based on the executive's individual job performance and to provide incentive to executives to maximize stock price appreciation, thereby aligning their interests with those of Century's stockholders.

  Executive Compensation Deductibility

     It is Century's intent that amounts paid pursuant to Century's compensation plans will generally be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                          COMPENSATION COMMITTEE OF THE BOARD OF
                                                        DIRECTORS

                                               Hugh P. Lowenstein, Chairman
                                                     Harve A. Ferrill
                                                    Richard C. Rochon

                             EXECUTIVE COMPENSATION

     The following table provides a summary of compensation for the Chief Executive Officer and the four other most highly-compensated officers who were serving as executives of Century on December 31, 1999.

                      EXECUTIVE SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                ANNUAL COMPENSATION                          COMPENSATION AWARDS
                             --------------------------                    ------------------------
                                                                           SECURITIES    SECURITIES
    NAME AND PRINCIPAL                                     OTHER ANNUAL    UNDERLYING    UNDERLYING
         POSITION            YEAR     SALARY     BONUS     COMPENSATION     WARRANTS      OPTIONS
    ------------------       ----     ------     -----     ------------    ----------    ----------
Michael G. DeGroote          1999    $      0    $    0       $    0        $      0      $      0
Chairman and                 1998           0         0            0               0             0
Chief Executive Officer      1997           0         0            0               0             0
Phillip P. Andrews(1)        1999     314,922(2)      0            0               0        40,000(3)
Senior Vice President        1998           0         0            0               0
                             1997           0         0            0               0
Jerome P. Grisko, Jr.        1999     240,654     9,600        5,497(4)            0        17,000(5)
President                    1998      64,904         0        2,769(4)            0        50,000(6)
                             1997           0         0            0               0
John J. Hopkins              1999     267,500         0        5,159(4)            0        17,000(5)
Senior Vice President        1998     113,462         0        3,268(4)            0        42,500(7)
                             1997           0         0            0               0
Fred M. Winkler(8)           1999     248,500         0            0               0       200,000(9)
President & Chief            1998           0         0            0               0
Operating Officer            1997           0         0            0               0

---------------

(1) Mr. Andrews resigned as Senior Vice President effective February 15, 2000.

(2) Includes $123,800 received as consulting fees from Century prior to employment as an executive officer.

(3) Consists of options that would have vested 20% annually beginning June 9, 2000, and would have remained exercisable for a six-year period from the date of grant, had Mr. Andrews remained with Century.

(4) Includes employer matching 401(K) contributions and automobile adjustments.

(5) Consists of options that vest 20% annually beginning January 4, 2000, and remain exercisable for a six-year period from the date of grant.

(6) Consists of options that vest 20% annually beginning October 2, 1999, and remain exercisable for a six-year period from the date of grant.

(7) Consists of options that vest 20% annually beginning July 27, 1999, and remain exercisable for a six-year period from the date of grant.

(8) Mr. Winkler resigned as a Director, President and Chief Operating Officer effective January 27, 2000.

(9) Consists of 50,000 immediately vested options and 150,000 options that would have vested 20% annually beginning January 1, 2000, and which would have remained exercisable for a six-year period from the date of grant, had Mr. Winkler remained with Century.

OPTIONS GRANTED DURING 1999

     The following table sets forth as to each of the named executive officers information with respect to option grants during 1999: (1) the number of shares of common stock underlying options granted, (2) the percentage that such options represent of all options granted to officers and employees during the year, (3) the exercise price, (4) the expiration date and (5) the potential realizable value of such options. It should be noted that the actual value of the options may be significantly different from the value shown in the assumptions, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise. Century granted no warrants to its executive officers during 1999.

                                         OPTION GRANTS DURING 1999               POTENTIAL REALIZABLE VALUE AT
                              ------------------------------------------------   ASSUMED ANNUAL RATES OF STOCK
                              NUMBER OF    % OF TOTAL                            PRICE APPRECIATION FOR OPTION
                              SECURITIES    OPTIONS                                           TERM
                              UNDERLYING   GRANTED TO   EXERCISE                 ------------------------------
                               OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   AT 5% ANNUAL    AT 10% ANNUAL
                               GRANTED      IN 1999       SHARE        DATE       GROWTH RATE     GROWTH RATE
                              ----------   ----------   ---------   ----------   -------------   --------------
Michael G. DeGroote.........       -0-         -0-            --           --             --               --
Phillip P. Andrews..........    40,000*       2.05%      $11.875     6/9/2005*    $  481,745       $  686,691
Jerome P. Grisko, Jr........    17,000         .87        14.375     1/4/2005        247,756          353,195
John J. Hopkins.............    17,000         .87        14.375     1/4/2005        247,756          353,195
Fred M. Winkler.............   200,000**     10.24        11.875    1/27/2003**    2,408,727        3,433,457

---------------

* As Mr. Andrews terminated employment while these options were unvested, all options were cancelled in February 2000.

** In connection with Mr. Winkler's resignation, 170,000 of his options vested, 30,000 were cancelled and the expiration date was changed.

OPTION EXERCISES AND VALUES FOR 1999

     The following table sets forth information as to each of the named executive officers with respect to option exercises during 1999 and the status of their options at December 31, 1999: (1) the number of shares of common stock acquired upon exercise of options during the year, (2) the aggregate dollar value realized upon the exercise of such options, (3) the total number of exercisable and non-exercisable options at December 31, 1999, and (4) the aggregate dollar value of in-the-money exercisable and non-exercisable options at December 31, 1999.

                    AGGREGATED OPTION EXERCISES DURING 1999
                     AND OPTION VALUES AT DECEMBER 31, 1999

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                            NO. OF SHARES                           OPTIONS                       OPTIONS
                            ACQUIRED UPON      VALUE         AT DECEMBER 31, 1999          AT DECEMBER 31, 1999
                             EXERCISE OF     REALIZED     ---------------------------   ---------------------------
           NAME                OPTION       ON EXERCISE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -------------   -----------   -----------   -------------   -----------   -------------
Michael G. DeGroote.......        0+             0               0               0          $0             $0
Phillip P. Andrews........        0              0               0          40,000           0              0
Jerome P. Grisko, Jr......        0              0          10,000          47,000           0              0
John J. Hopkins...........        0              0           8,500          51,000           0              0
Fred M. Winkler...........        0              0          50,000         150,000           0              0

---------------

+ Although not compensation, Mr. DeGroote exercised 555,556 warrants at an exercise price of $11.00 per share on July 27, 1999. Mr. DeGroote purchased these warrants pursuant to a Unit Purchase Agreement effective April 21, 1997. The warrants would have expired April 21, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among Century and certain related parties. It is Century's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on Century's experience and the terms of its transactions with unaffiliated parties, it is the Board of Directors' belief that the transactions described below met these standards at the time of the transactions.

     The office building utilized by SMR & Co. Business Services (a subsidiary of Century) is leased under a ten-year lease, expiring February 26, 2006, from a partnership in which a former Senior Vice President's spouse is a one-third owner. The lease provides for rental payments of $557,700 per year. A number of the businesses acquired since October 1996 are located in properties owned indirectly by and leased from persons employed by Century. In the aggregate, in 1999, Century paid approximately $2.1 million under such leases, which were at competitive market rates.

     Rick L. Burdick, a director of Century, is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Akin, Gump performed substantial legal work for Century during 1999 for which the firm received $458,742 from Century.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a performance graph comparing the cumulative total stockholder return on Century's common stock based on its market-price, with the cumulative total return of companies in the S&P 500 Index, the NASDAQ Insurance Index and a Peer Group. Century included the performance of the NASDAQ Insurance Group for the first time in 1996 due to its combination and merger with Alliance Holding Company in October 1996. The graph assumes the reinvestment of dividends for the period beginning April 24, 1995 through the year ended December 31, 1999.

                COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG CENTURY BUSINESS SERVICES, INC.,
                 THE S&P 500 INDEX, THE NASDAQ INSURANCE INDEX
                               AND A PEER GROUP+

                                          CENTURY BUSINESS
                                           SERVICES, INC.           PEER GROUP              S&P 500            NASDAQ INSURANCE
                                          ----------------          ----------              -------            ----------------
4/24/95                                        100.00                 100.00                 100.00                 100.00
12/95                                          112.50                 135.45                 122.06                 127.48
12/96                                          808.33                 176.19                 150.09                 145.32
12/97                                         1150.00                 228.42                 200.16                 213.17
12/98                                          958.33                 245.42                 257.36                 189.89
12/99                                          562.53                 223.99                 311.52                 147.44

* $100 INVESTED ON 4/24/95 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

+ Century's Peer Group includes H & R Block, Inc.; Employee Solutions, Inc.;
  Equifax Inc.; Gartner Group, Inc.; Paychex, Inc. and Robert Half International, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Century's officers and directors, and persons who own more than 10% of a registered class of Century's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish Century with copies of all Section 16(a) reports they file.

     Based solely on its review of copies of such reports received by it, Century believes that, during the period from January 1, 1999 to December 31, 1999, all Section 16(a) applicable filing requirements for its officers, directors and greater than 10% stockholders were complied with.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by Century for inclusion in the proxy statement and form of proxy relating to the meeting not later than January 5, 2001. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to Century's Corporate Secretary at Century Business Services, Inc., 6480 Rockside Woods Blvd., South, Suite 330, Cleveland, Ohio 44131, Attention: Corporate Secretary. No stockholder proposals were received for inclusion in this proxy statement.

                            EXPENSES OF SOLICITATION

     Century will bear the expense of preparing and mailing the materials in connection with the solicitation of proxies, as well as the cost of solicitation. Firstar Bank, N.A. ("Firstar Bank") has been retained by Century to assist in the solicitation of proxies. For such services, Firstar Bank will be paid fees in the aggregate amount of approximately $5,000 plus reimbursement of out-of-pocket expenses. In addition, Century will reimburse brokers, nominees, banks and other stockholders of record for their expenses incurred in forwarding proxy materials to beneficial owners. It is expected that the solicitation of proxies will be primarily by mail, but directors, officers and employees of Century may solicit proxies by personal interview, telephone or telecopy. These persons will receive no additional compensation for such services.

                                 OTHER MATTERS

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The Board of Directors has designated the proxies named therein.

                                            By Order of the Board of Directors,

                                          /s/ Barbara A. Rutigliano
                                            Barbara A. Rutigliano, Corporate
                                            Secretary
Cleveland, Ohio
April 10, 2000

                         CENTURY BUSINESS SERVICES, INC.
                   6480 ROCKSIDE WOODS BLVD., SOUTH, SUITE 330
                              CLEVELAND, OHIO 44131

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 12, 2000

         The undersigned stockholder of CENTURY BUSINESS SERVICES, INC. (the "Company") hereby appoints Rick L. Burdick and Hugh P. Lowenstein, and either of them, with power of substitution and revocation, to represent and vote all the shares of Common Stock of the Company held of record by the undersigned at the 2000 Annual Meeting and any adjournment(s) as set forth below.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED BELOW. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 10, 2000 for the Annual Meeting of stockholders.


               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED



               CENTURY BUSINESS SERVICES, INC. 2000 ANNUAL MEETING

1.  ELECTION OF DIRECTORS:  1. - Michael G. DeGroote  2. - Harve A. Ferrill   [ ] FOR all nominees    [ ]  WITHHOLD AUTHORITY
                                                                                  listed to the            to vote for all
                                                                                  left (except as          nominees listed to
                                                                                  specified below).        the left.

                                                                                   _____________________________________________
(Instructions: To withhold authority to vote for any indicated nominee, write     |                                             |
the number(s) of the nominee(s) in the box provided to the right).                |_____________________________________________|

2. Ratification of the appointment of KPMG LLP as independent accountants for     [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN
   fiscal year 2000.



3. Upon such other business as may properly come before said meeting, or any      [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN
   adjournment thereof.



Check appropriate box                            Date __________________________              No. OF SHARES
Indicate changes below:
Address Change?        [ ]        Name Change? [ ]                                 _____________________________________________
                                                                                  |                                             |
                                                                                  |                                             |
                                                                                  |_____________________________________________|

                                                                                  Signature(s) in Box
                                                                                  Please sign EXACTLY as name appears on this card.
                                                                                  When shares are held by joint tenants, both
                                                                                  should sign. When signing as attorney, executor,
                                                                                  administrator, trustee, guardian or corporate
                                                                                  officer, please give full title.